Exhibit 99.1

Orthofix Concludes Bone Growth Stimulator Investigation

LEWISVILLE, Texas – December 16, 2012 (BUSINESS WIRE) – Orthofix International N.V., (NASDAQ:OFIX) (the Company) announced today that it has resolved all matters related to the investigation of its bone growth stimulation business. Consistent with the agreement in principle that the Company previously announced in May 2011, the Company will pay approximately $43 million to resolve all civil and criminal matters, which included a plea to obstruction of a June 2008 federal audit. These charges were previously recorded in the first quarter of 2011. As part of the resolution, the Court imposed a five-year term of probation, during which the Company must continue to comply with the terms of its previously-executed Corporate Integrity Agreement. This final settlement also includes the resolution of a related qui tam complaint filed against the Company, which remains pending against several of its competitors.

President and Chief Executive Officer Robert Vaters commented, “I am very pleased with the final resolution of these matters. Over the last few years, we have made significant investments in compliance and have made many organizational changes to enhance the ethical culture of the Company. Through this transformation we have established an ethical tone at the Company where integrity and commitment to compliance are paramount. Looking forward, I am eager to maintain our leadership position with our Regenerative Stimulation product offering based on providing superior patient outcomes and driving value in the healthcare system.”

The resolution of these matters represents the Company’s third major government investigation settlement this year, following the final resolution of the investigation concerning the Company’s Blackstone Medical Inc. subsidiary and the resolution of the self-reported Foreign Corrupt Practices Act matter announced earlier this year. “I would like to thank our Senior Vice President, General Counsel, Corporate Secretary, Jeffrey Schumm, for his tireless efforts in navigating the Company to the conclusion of each of these difficult investigations,” said Mr. Vaters. “We emerge from these resolutions as a Company deeply committed to the highest levels of integrity and ethics which, along with our unique value proposition for bone repair and regeneration, we believe will position us for continued long term growth.”

Forward-Looking Statements:

This communication contains certain forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may include, but are not limited to, statements concerning the projections, financial condition, results of operations and businesses of Orthofix and its subsidiaries and are based on management’s current expectations and estimates and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.

The forward-looking statements in this release do not constitute guarantees or promises of future performance. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information contained in this press release (which contains information current as of the date hereof, whether as a result of new information, future events or circumstances, or otherwise.

About Orthofix:

Orthofix International N.V. is a diversified, global medical device company focused on developing and delivering innovative repair and regenerative solutions to the spine and orthopedic markets. Orthofix’s products are widely distributed around the world to orthopedic surgeons and patients via Orthofix’s sales representatives and its subsidiaries, and via collaborations with other leading orthopedic product companies. In addition, Orthofix is collaborating on R&D activities with leading research and clinical organizations such as the Musculoskeletal Transplant Foundation, the Orthopedic Research and Education Foundation, and Texas Scottish Rite Hospital for Children. For more information about Orthofix, please visit www.orthofix.com.

Contact:

Mark Quick

Director of Investor Relations and Business Development

markquick@orthofix.com

214-937-2924

Source:

Orthofix International N.V.